Exhibit 99.3

Grom Social Enterprises Files Application for Listing of Its Common Stock on Nasdaq Capital Market

BOCA RATON, FL--(December 6, 2017) – Grom Social Enterprises (OTCQB:GRMM) (“Grom” or the “Company”), a social media company providing a safe networking environment for children aged five to 16, today announced that it submitted an initial application to list its common stock for trading on the Nasdaq Capital Market.

Darren Marks, Grom’s Chairman and CEO stated, “We believe our application is indicative of the progress that we have made over the last several years. We look forward to diversifying our shareholder base and believe that a listing on the Nasdaq will increase Grom’s exposure to investors, improve liquidity and grant us greater access to capital markets.”

There can be no assurance that Nasdaq will approve the Company’s initial listing application.

About Grom Social Enterprises, Inc.

Grom Social Enterprises, Inc. operates five primary subsidiaries, including Grom Social, a safe, social media platform for kids between the ages of five and 16. Since its beginnings in 2012, Grom Social has attracted kids and parents with the promise of a safe and secure environment where their kids can be entertained and can interact with their peers while learning good digital citizenship.

The Company also owns and operates Top Draw Animation, Inc., an award-winning animation company which produces animated content for Grom Social and other high-profile media properties such as Tom and Jerry, My Little Pony and Disney Animation's Penn Zero: Part-Time Hero. In addition, Grom Educational Services provides web filter services up to an additional two million children across 3,700 schools and libraries, and Grom Nutritional Services is in the process of creating a line of healthy nutritional supplements for children.

For more information please visit Grom's website at www.gromsocial.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Among other matters, the Company may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to general stock market conditions. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time. All forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Contacts
Darren Marks, President & CEO	Mel Leiner, Vice President
954-579-9505	954-551-1813
darren@gromsocial.com	mel@gromsocial.com